UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2007
DATASCOPE CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-6516	13-2529596

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Philips Parkway Montvale, New Jersey	07645-9998

(Address of principal executive offices) (Registrant’s telephone number, including area code)	(Zip Code) (201) 391-8100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On Friday, March 2, 2007, Datascope Corp. (“Datascope” or the “Company”) filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006. On March 2nd the Company was advised by NASDAQ that the deficiency in the Company’s compliance with the requirements for continued listing was cured and that, accordingly, the hearing concerning continued listing has been rendered moot.
The financial information contained in that Form 10-Q Quarterly Report was unchanged from the financial disclosures made by the Company in its press release, dated January 31, 2007, announcing the results of the second quarter of the current fiscal year.
As previously reported in the Company’s Current Report on Form 8-K, dated February 12, 2007 (the “February 2007 8-K”), the Audit Committee of the Company’s Board with the assistance of independent counsel and independent forensic accountants reviewed the “Recent Reports” and the “Earlier Reports” , as defined in the February 2007 8-K. Those reviews have been concluded; and the Audit Committee concluded that there was no evidence to support the allegations made in the Recent Reports or evidence of wrongdoing on the part of the Chairman or any members of his family as alleged in the Earlier Reports. The Audit Committee with the assistance of independent counsel and independent forensic accountants also reviewed the matters raised by members of the Internal Audit Department and Legal Department concerning the Chairman and found the issues raised by them to be without merit.
The Audit Committee has recommended that the Company clarify certain of its procedures concerning the use of Company credit cards and reimbursement for travel and entertainment expenses. The Audit Committee has also recommended that procedures concerning the administration of medical plans be enhanced to prevent the inclusion in the Company’s medical plans of individuals who should not be included. The Audit Committee concluded that certain individuals were so included, including the Chairman’s son, who should not have been included. The amounts erroneously expended by the Company for medical expenses have not been material. The Chairman has volunteered to reimburse the Company for any amounts expended by the Company as a result of his son having been provided with medical coverage in error.
To enhance the Company’s ethics line reporting process, the Audit Committee has directed that ethics line reports be directed to the Audit Committee so that no employees of the Company would have access to such reports, except at the direction of the Audit Committee. The Audit Committee has also improved the segregation of functions, by directing that the head of Internal Audit no longer have any responsibility for facilities security or other operational activities.
As reported in the February 2007 8-K, certain instructions of the Audit Committee were not fully complied with by the Internal Audit and Legal Departments. The Audit Committee is continuing to investigate this non-compliance as well as certain other acts of the Internal Audit Department and allegations concerning Internal Audit previously reported in the February 2007 8-K. After the changes in ethics line reporting procedures were announced to the Company’s employees, the Audit Committee received a number of additional reports alleging misconduct by members of the Internal Audit Department. These reports are also being reviewed by the Audit Committee.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
By:	/s/ Scott D. Kantor
Vice President and Chief
Financial Officer

Dated: March 6, 2007